Exhibit 3.1.42

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF REPUBLIC BROADCASTING CORPORATION

Adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

I, Frank E. Wood, President of REPUBLIC BROADCASTING CORPORATION, a corporation hereby existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:

1. That the Board of Directors of the Corporation, by unanimous written consent dated as of March 3, 1988, approved and resolved to present to the corporation’s sole stockholder for its adoption, the following resolution amending and restating in its entirety the Corporation’s Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be and it is hereby amended to read as follows:

FIRST:	The name of the corporation is

JACOR BROADCASTING OF KNOXVILLE, INC.

SECOND:	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:	The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:	The corporation is to have a perpetual existence.

FIFTH:	The aggregate number of shares which the corporation shall have the authority to issue is one hundred (100) shares of no par value common stock.

SIXTH:	To the fullest extent permitted by the Delaware Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty.

SEVENTH:	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws of the corporation.

EIGHTH:	The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH:	Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

2. That this Amendment to the Certificate of Incorporation has been duly adopted by the written consent of Jacor Communications, Inc., the sole stockholder of the Corporation, in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of March, 1988.

/s/ Frank E. Wood
Frank E. Wood, President

ATTEST:

/s/ Jeanette M. Williams
Jeanette M. Williams,
Secretary

SMY-0246

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

JACOR BROADCASTING OF KNOXVILLE, INC.

(In accordance with Section 242)

Jon M. Berry, Secretary, of Jacor Broadcasting of Knoxville, Inc., a Delaware corporation, do hereby certify that by unanimous written consent of the sole shareholder of Jacor Broadcasting of Knoxville, Inc., dated as of June 20, 1997, the Certificate of Incorporation was amended by the following resolution:

RESOLVED, that Article FIRST of the Certificate of Incorporation of Jacor Broadcasting of Knoxville, Inc., be, and the same hereby is, amended so that it shall read as follows:

FIRST:	The name of the corporation is NSN Network Services, Ltd.

IN WITNESS WHEREOF, said Secretary of Jacor Broadcasting of Knoxville, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 20th day of June, 1997.

/s/ Jon M. Berry
Jon M. Berry, Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

NSN NETWORK SERVICES, LTD.

The undersigned, being the Senior Vice President and Secretary/Treasurer of NSN Network Services, Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is NSN Network Services, Ltd.

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 12, 1985.

3. The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article FIRST thereof, relating to the name of the Corporation, and accordingly Article FIRST of the Certificate of Incorporation shall be amended in its entirety to read as follows:

“First: The name of the Corporation is Clear Channel Satellite Services, Inc. (the “Corporation”).”

4. The Board of Directors of the Corporation, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the foregoing amendment and directed that the amendment be submitted to the sole stockholder of the Corporation for its consideration and approval.

5. The sole stockholder of the Corporation approved the amendment in accordance with Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Senior Vice President and Secretary/Treasurer of the Corporation, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to Certificate of Incorporation this 22 day of February, 2002.

NSN NETWORK SERVICES, LTD.

By:	/s/ Mark P. Mays
Mark P. Mays
Senior VP & Secretary/Treasurer

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

CLEAR CHANNEL SATELLITE SERVICES, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is CLEAR CHANNEL SATELLITE SERVICES, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BCD-:COA CERTIFICATE OF CHANGE 09/00 (#163)